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                                                                    EXHIBIT 16.1

                 [Letterhead of Malone & Bailey appears here]


August 12, 1997



Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, DC  20549

Dear Sirs / Madams:

We have read agree with the comments in Part II, Item 5, of Form 10-QSB (Commission File No. 33-1210-D) of Applied Voice Recognition, Inc.

Very truly yours,



/s/ Malone & Bailey, PLLC
_________________________
Malone & Bailey, PLLC
by John C. Malone, CPA